                                                                    EXHIBIT 23.3

    THE FOLLOWING CONSENT IS A COPY OF A PREVIOUSLY ISSUED CONSENT OF ARTHUR ANDERSEN LLP (ARTHUR ANDERSEN) THAT HAS NOT BEEN UPDATED. THE ABSENCE OF AN UPDATED CONSENT MAY LIMIT RECOVERY BY INVESTORS FROM ARTHUR ANDERSEN,
         PARTICULARLY UNDER SECTION 11(A) OF THE SECURITIES ACT OF 1933.

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report dated January 25, 2002 in respect of the consolidated financial statements of iDLX Holdings NV for year ended December 31, 2001 in the Form 10-K of eFunds Corporation included in Registration Statement File No. 000-30791, and its incorporation by reference into Registration Nos. 333-51568, 333-51564, 333-51536 and 333-44830 filed on Form S-8.

/s/ Arthur Andersen & Associates

Chennai, India
February 28, 2002